EXHIBIT 99.1

American River Bankshares Expands its Stock Repurchase Program for 2017

SACRAMENTO, Calif., Oct. 19, 2017 (GLOBE NEWSWIRE) -- American River Bankshares (NASDAQ:AMRB) today announced that the Board of Directors has approved an increase to the Stock Repurchase Program for 2017 (the “2017 Program”).  In January 2017, the Board approved a 5% target for the 2017 Program.  During the first six months of 2017, the Company successfully acquired 5% of its outstanding common stock (333,086 shares) at an average price of $14.99 per share.  The increase authorizes the repurchase of up to an additional 5% of the outstanding shares of the Company’s common stock or approximately 319,624 shares, of the 6,392,480 shares outstanding as of September 30, 2017.

The Company previously authorized two stock repurchase programs in 2016 and repurchased approximately 10% of the outstanding shares of common stock, which followed stock repurchase programs in 2012, 2013, 2014 and 2015.

“This is the third consecutive year we have announced a mid-year increase in our stock repurchase program,” said David Taber, President and CEO of American River Bankshares.  “It underscores our confidence in our financial position and commitment to grow shareholder value.”

Repurchases under the 2017 Program will commence sometime after the release of the Company’s results of operations for the period ended September 30, 2017.  The third quarter financial results conference call will be held Monday, October 23, 2017 at 1:30 p.m. Pacific Time.  David T. Taber, President and Chief Executive Officer, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live presentation and answer analysts’ questions.   Shareholders, analysts and other interested parties are invited to join the call by dialing (800) 774-6070 and entering the Conference ID 9817981#.

The repurchases will be made from time to time by the Company in the open market as conditions allow.  All such transactions will be structured to comply with Securities and Exchange Commission Rule 10b-18 and all shares repurchased under the 2017 Program will be retired.  The number, price and timing of the repurchases will be at the Company’s sole discretion and the 2017 Program may be re-evaluated depending on market conditions, capital and liquidity needs or other factors.  Based on such re-evaluation, the Board of Directors may suspend, terminate, modify or cancel the 2017 Program at any time and for any reason.

About American River Bankshares

American River Bankshares (NASDAQ:AMRB) is the parent company of American River Bank, a regional bank serving Northern California since 1983. We give business owners more REACH by offering financial expertise and exceptional service to complement a full suite of banking products and services. Our honest approach, commitment to community and focus on profitability is intended to lead our clients to greater success. For more information, call (800) 544-0545 or visit AmericanRiverBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in subsequent reports filed on Form 10-Q and Form 8-K.  The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

Investor Contact:
Mitchell A. Derenzo
Chief Financial Officer
American River Bankshares
916-231-6723

Media Contact:
Erica Thompson Dias
Vice President, Marketing
American River Bankshares
916-231-6717